Exhibit 32

BJ’S RESTAURANTS, INC.

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, the undersigned, Gerald W. Deitchle, Chief Executive Officer and Gregory S. Levin, Chief Financial Officer of BJ’s Restaurants, Inc. (the “Company”), certify to their knowledge:

(1) The Annual Report on Form 10-K of the Company for the year ended December 28, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

In Witness Whereof, each of the undersigned has signed this Certification as of this March 7, 2011.

/s/ GERALD W. DEITCHLE	/s/ GREGORY S. LEVIN
Gerald W. Deitchle	Gregory S. Levin
Chairman, President and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Secretary
(Principal Executive Officer)	(Principal Financial and Accounting Officer)